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                                                                     Exhibit 5.1
                                                                     -----------

                               KIRKLAND & ELLIS
               Partnerships Including Professional Corporations

                            200 East Randolph Drive
                            Chicago, Illinois 60601
                                 312 861-2000

To Call Writer Direct:                                               Facsimile:
    312 861-2000                                                    312 861-2200



                               November 25, 1998

BWAY Corporation
8607 Roberts Drive
Suite 250
Atlanta, GA 30350

          Re:  BWAY Corporation
               Registration Statement on Form S-8
               ----------------------------------

Ladies and Gentlemen:

          We have acted as special counsel to BWAY Corporation, a Delaware corporation (the "Company"), in connection with the proposed registration by the Company of up to 300,000 additional shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), which are issuable upon exercise of stock options granted under the BWAY Corporation Second Amended and Restated 1995 Long-Term Incentive Plan (the "Amended Plan"), pursuant to a Registration Statement on Form S-8 (such Registration Statement, as amended or supplemented, the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act").

          The opinion contained in this letter (herein called "our opinion") is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the General Corporation Law of the State of Delaware. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern. For purposes of our opinion, we have assumed without independent investigation that factual information supplied to us for purposes of our opinion is complete and accurate.
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BWAY Corporation
November 25, 1998
Page 2


          Based upon and subject to the foregoing, we hereby advise you that in our opinion each share of Common Stock registered under the Registration Statement and issuable under the Amended Plan, when issued as authorized by the Company upon payment of the consideration to be paid therefor (in an amount at least equal to the par value of the related shares), will upon issuance be validly issued, fully paid and non-assessable.

          For purposes of this opinion, we have relied without any independent verification upon certain factual information supplied to us by the Company. We have assumed without investigation that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading. We have further assumed that
(i) all existing and future grants of awards under the Amended Plan have been and will be made in accordance with the terms of the Amended Plan, (ii) all prior and future exercises of awards granted under the Amended Plan have been made and will be made in accordance with the terms of the Amended Plan, (iii) at the time of all future grants of awards under the Amended Plan (and exercises thereof) the Company will be a corporation existing and in good standing under the laws of its state of incorporation and (iv) at the time of all future grants of awards under the Amended Plan (and exercises thereof) the Company's Certificate of Incorporation will continue to authorize the issuance of a number of shares of Common Stock greater than the sum of (a) the number of unissued shares reserved for awards under the Amended Plan, (b) all shares outstanding prior to such time, (c) the maximum number of shares which the Company may be obligated to issue under all options, warrants or other obligations of any kind (other than shares which may be issued pursuant to the Amended Plan) and (d) any shares previously retired or otherwise canceled or obtained which the Company is not authorized to reissue or sell.

          We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

          We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance and sale of each share of Common Stock registered under the Registration Statement.
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BWAY Corporation
November 25, 1998
Page 3


          This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of Delaware be changed by legislative action, judicial decision or otherwise.

          This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

                              Sincerely,

                              /s/ Kirkland & Ellis
                              Kirkland & Ellis